Exhibit 99.6

News Release

FOR IMMEDIATE RELEASE

PEABODY REACHES SUPPORT AGREEMENT WITH CERTAIN CREDITORS ON FINANCIAL COVENANT RELIEF, DEBT MATURITY EXTENSION AND NOTES EXCHANGE OFFER

ST. LOUIS, Dec. 24, 2020 – Peabody (NYSE: BTU) has entered into a transaction support agreement with 100 percent of its revolving lenders and letter of credit issuers and approximately 65 percent of its 6.000% senior secured notes due 2022 that contemplates a comprehensive financing solution to extend certain of Peabody’s debt maturities and grant financial covenant relief, while maintaining sufficient operating liquidity and financial flexibility.

“Today’s announcement is significant for the company as well as its many stakeholders,” said Peabody President and Chief Executive Officer Glenn Kellow. “Closing of the exchange transaction will provide Peabody with the flexibility needed to continue to pursue operational improvements across our operations as well as capture potential seaborne met and thermal market improvements.”

Pursuant to the transaction support agreement, the creditors have agreed, subject to the terms thereof, to support the implementation of an offer to exchange the 2022 senior secured notes for new 2024 notes to be issued by Peabody and certain subsidiaries. The company’s revolving credit lenders have also agreed to convert the existing revolving credit facility into new term loans and a letter of credit facility due in December 2024. The transaction support agreement follows the previously announced surety bond collateral standstill agreement reached in November 2020, which remains contingent on Peabody closing on the recently launched proposed exchange transactions.

“We are pleased to have reached a support agreement with a substantial number of our creditors that lays the financial foundation for future success and value creation,” said Executive Vice President and Chief Financial Officer Mark Spurbeck. “This agreement would extend our nearest debt maturity to December 2024, eliminate the restrictive net leverage covenant from our credit agreement and along with the surety collateral standstill, provide a greater line of sight into future liquidity requirements.”

Following a successful closing of the exchange offer, Peabody’s pro forma capital structure would include $1.52 billion of funded debt and a $324 million letter of credit facility.

Peabody will be filing a Form 8-K with the Securities and Exchange Commission (SEC) regarding the transaction support agreement and related matters. The Form 8-K is currently available on PeabodyEnergy.com under “Investor Relations – Presentations” and will be available on the SEC website on Dec. 28, 2020. The related investor presentation will also be furnished as part of the Form 8-K filing and is currently available on PeabodyEnergy.com under “Investor Relations – Presentations.” Any exchange transaction questions should be directed to Lazard or Jones Day.

On Dec. 28, 2020 at 10:00am CST, Peabody will host a conference call to discuss the details of the transactions. Participants can access Peabody’s call at PeabodyEnergy.com or using the following dial-in numbers:

U.S. and Canada	(888) 312-3049
Australia	1800 849 976
United Kingdom	0808 238 9907

All other international participants, please contact Peabody Investor Relations at IR@peabodyenergy.com prior to the call to receive your dial-in number.

Peabody (NYSE: BTU) is a leading coal producer, serving customers in more than 25 countries on six continents. We provide essential products to fuel baseload electricity for emerging and developed countries and create the steel needed to build foundational infrastructure. Our commitment to sustainability underpins our activities today and helps to shape our strategy for the future. For further information, visit PeabodyEnergy.com.

Contact:

Julie Gates

314.342.4336

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events, or developments that Peabody expects will occur in the future are forward-looking statements, including the Company’s ability to consummate the Exchange Offer and Consent Solicitation and the Company’s expectations regarding future liquidity, cash flows, mandatory debt payments and other expenditures. They may also include estimates of sales targets, cost savings, capital expenditures, other expense items, actions relating to strategic initiatives, demand for the company’s products, liquidity, capital structure, market share, industry volume, other financial items, descriptions of management’s plans or objectives for future operations and descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect Peabody’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond Peabody’s control, including the ongoing impact of the COVID-19 pandemic and factors that are described in Peabody’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019, and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody’s website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or purchase, or the solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In the case of the exchange offer and consent solicitation, the exchange offer and consent solicitation are being made solely pursuant to the Offering Memorandum and Consent Solicitation Statement, dated December 24, 2020 (the “Offering Memorandum”) and only to such persons and in such jurisdictions as is permitted under applicable law. The Offering Memorandum and other documents relating to the exchange offer and consent solicitation will only be distributed to Eligible Holders of the Company’s 6.000% senior secured notes due 2022 (the “Existing Notes”) who complete and return an eligibility form confirming that they are either (a) a person that is in the United States and is (i) a “Qualified Institutional Buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or (b) a person that is outside the “United States” and is (i) not a “U.S. person,” as those terms are defined in Rule 902 under the Securities Act, and (ii) a “non-U.S. qualified offeree” (as defined in the Offering Memorandum) (such holders, the “Eligible Holders”). Holders of Existing Notes who desire to obtain and complete an eligibility form should either visit the website for this purpose at https://gbsc-usa.com/eligibility/peabody or call Global Bondholder Services Corporation, the Information Agent and Exchange Agent for the Exchange Offer and Consent Solicitation at (212) 430-3774 (for banks and brokers) or (866) 470-4500 (toll free). The complete terms and conditions of the exchange offer and consent solicitation are described in the Offering Memorandum.